EXHIBIT 10.8


                        Alliance Farms Cooperative Assn.
                               Nursery Expansion
                         an agreement in progress with
                       Central Confinement Service, Ltd.
                                    11/22/96
     THIS AGREEMENT made effective this 22nd day of November, 1996, by and between Alliance Farms Cooperative Association, hereinafter referred to as Owner, and Central Confinement Service, Ltd., P.O. Box 1332,Columbus, NE 68602-1332, hereinafter to as Contractor, which is duly licensed as a Contractor in the State of Illinois.

                                  SECTION I
                             Description of Work


     Contractor shall perform the following described work in accordance with the contract documents: Construction of buildings and other improvements for 3-2000 head Nursery facilities to be located in Wayne County, Illinois.

                                  SECTION II
                                Contract Price


     Owner agrees to pay Contractor for the work described the total price of (Five-hundred and one Thousand, Two-Hundred and 00/100 Dollars); ($501,200.00)

     Payment of this amount is subject to additions or deductions in accordance with the provisions of this contract and of the other documents to which this contract is subject.

                                 SECTION III
                              Progress Payments


     Owner shall make progress payments on account of the contract price to Contractor, as shown on Exhibit A attached hereto, on the basis of invoices for payment submitted to Owner by Contractor as the work progresses. Subject to the provisions of Subsection B hereof, and to the written approval of each progress payment by the Project Manager designated by Owner based on the Project Manager's inspection of progress of the work, Owner shall pay Contractor's invoice within ten (10) calendar days following receipt thereof. Contractor shall supply to the project Manager a release or waiver of liens signed by the Contractor with each invoice or application for payment with respect to the work, materials and equipment for which payment is requested, and, prior to the next payment being made, shall supply, with respect to the work, materials and equipment for which payment has previously been made, separate releases or waivers of liens from all subcontractors and separate releases or waivers of liens from material and equipment suppliers for material and equipment. Until further notice, Owner designates Mr. Burl Moody as the Project Manager for purposes of this contract. Owner shall have the right from time to time to replace the Project Manager by giving written notice to Contractor.

     Progress payments may be withheld if:

          work is found defective and not promptly remedied.

          Contractor does not make prompt and proper payments for labor, materials, or equipment furnished it.

          another contractor is damaged by an act for Contractor is responsible, or claims or liens are filed on the job; or

          Contractor is otherwise in default under this agreement in material respect.

                                  SECTION IV
                                Final Payment

     Owner shall make final payment to Contractor within ten (10) calendar days after the work is completed, or occupation of facility on substantial completion, subject to the provisions of this paragraph for establishing a holdback for incomplete or defective items, and also subject to the condition that final payment shall not be due until Contractor has delivered to Owner a complete release of liens arising out of the contract, or in the alternative, a bond satisfactory to Owner indemnifying it against any and all such liens. The expense of the bond will be that of the Contractor. At the time of substantial completion, the Project Manager and Contractor shall jointly inspect the work and develop a list of incomplete or defective items and establish a date for all items to be completed or corrected. Owner shall have the right to withhold a sum equal to 150% of the estimated cost of completing and correcting such items, as reasonably determined by the Project Manager, to be released on a pro rata basis as the items are completed or corrected to the reasonable satisfaction of the Project Manager. In the event that any items listed have not been completed or corrected to the satisfaction of the Project Manager by the date established, Owner shall have the option thereafter to cause the items to be completed or corrected, and Contractor shall be liable for the cost incurred.

     Owner, by making payment, waives all claims except those arising out of:

          work that does not comply with the contract documents,

          outstanding claims of lien; or

          failure of the work to comply with the requirements of the contract documents.

     Contractor, by accepting final payment, waives all claims except those that it has previously made in writing and which remain unsettled at the time of acceptance.

                                  SECTION V
                        Starting and Completion Dates


     Construction under this contract shall begin upon notice to proceed by the Owner and be completed in the following stages shown as additions to the notice to proceed date in calendar days:
 Starting Date 20 days after signature of agreement and receipt of down payment
                    Nursery #1 +45 Days after starting date
                    Nursery #2 +52 Days after starting date
                    Nursery #3 +59 Days after starting date

                                  SECTION VI
                              Contract Documents


     The Contract documents on which the agreement between Owner and Contractor is based are:

     this agreement, and the exhibits identified in and attached to this agreement, the drawings, plans and specifications, with addenda attached to such drawings, plans and specifications, issued before execution of this agreement and identified in the exhibits attached to this agreement, and any written amendments made after the effective date of this agreement and signed by Owner and Contractor, and written work change orders issued or to be issued, but only if signed by Owner and Contractor.

     The Contract documents together form the contract for the work described in this agreement. The parties intend that the documents include provisions for all labor, materials, equipment, supplies, and other items necessary for the execution and completion of the work, and all terms and conditions of payment. The documents also include all work and procedures not expressly indicated in such documents necessary for proper execution of the above-described project.

     Contractor, by executing the documents, represents that it has inspected and is familiar with the work site and the local conditions under which the work is to be performed.

                                 SECTION VII
                          Responsibilities of Owner


     Owner shall furnish all necessary surveys for the work and shall secure and pay for any required easements.

     Owner reserves the right to let other contracts in connection with the project. Contractor shall cooperate with all other contractors to the effect that their work shall not be impeded by Contractor, and shall give such other contractor access to the work site necessary to perform their contracts. Coordination of the work of all contractors shall be through the Project Manager.

     Owner will provide roadway and will be responsible for the cost of towing any concrete or delivery trucks.

     Owner will provide building sites to the proper grade and fill materials necessary for that purpose. Contractor is responsible for footing excavation.

     Owner will bring power to the line side of the transfer switch in the generator building. Owner will also be responsible for the power run to each facility main panel from generator building.

     Owner will provide fuel tank and lines to generator system.

     Owner will provide all utilities during construction including two telephone lines, water during construction, temporary electrical service and (porta-potties).

     Owner will be responsible for all plumbing into facilities including septic system, water well and pressure system. Also all gas lines outside of facilities.

     Owner responsible for additional costs due to underground obstructions or damage to facility or equipment from same.

     Owner responsible for final grading work.

     Owner will provide a gate at the entry of the site to secure the site.

     Owner will provide builder's risk insurance, including Contractor's interest in the work, from the first day of construction and name contractor as also insured on the binder for said insurance.

     Owner will be responsible for all sewer lines in excess the amount of exterior sewer line run listed in the specifications.


                                 SECTION VIII
                        Responsibilities of Contractor


Contractor's duties and rights in connection with the above-described project are as follows:

     Responsibility For and Supervision of Construction.  Contractor shall be solely responsible for all construction under this contract, including the techniques, sequences, procedures, and means for all coordination of all work. Contractor shall supervise and direct the work to the best of its ability and give all attention necessary for proper supervision and direction.

     Discipline and Employment. Contractor shall maintain at all times discipline among its employees, and Contractor agrees not to employ for work on the project any person unfit or without sufficient skill to perform the job for which he or she was employed.

     Furnishing of Labor, Materials, Etc. Contractor shall provide and pay for all labor, materials and equipment, including tools, construction equipment, and machinery, transportation, and all other facilities and services necessary for the proper completion of work on the project in accordance with the contract documents. Contractor shall prepare and submit to the Project Manager for approval shop drawings and any other design details required for the completion of the work covered by this agreement prior to commencing any portion of the work requiring shop drawings or additional details not provided by the existing drawings, plans and specifications. Approval of such items by the Project Manager or Owner shall not relieve Contractor of its obligations and responsibilities under this agreement.

     Payment of Taxes; Procurement of Licenses and Permits. Contractor shall pay all State taxes required by law in connection with work on the project in accordance with this agreement including sales, use, and similar taxes. Owner shall secure all permits necessary for proper start-up and completion of the work, paying the fees for such licenses and permits. Owner will be responsible for any County or Local Sales Taxes.

     Compliance with Construction Laws and Regulations. Contractor shall comply with all laws and regulations, and the rules, regulations, or orders of all public authorities relating to the performance of the work under and pursuant to this agreement.

     Responsibility for Negligence of Employees. Contractor shall assume full responsibility for act, negligence, or omissions of all of its employees on the project, for those of all other persons doing work under a contract with Subcontractor.

     Warranty of Fitness of Materials. Contractor shall represent and warrant to Owner that all materials used in the work, and made a part of the structures on such work, or placed permanently in connection with such work, will be new unless otherwise specified in the Contract document, of good quality, free of defects, and in conformity with the Contract documents. It is understood and agreed between the parties of this agreement that all equipment and materials not so in conformity will be considered defective.

     Clean Up. Contractor shall agree to keep the work premises and adjoining ways free of waste material and rubbish caused by its work or that of its employees. Contractor shall further agree to remove all such waste and material and rubbish on termination of the project, together with all of its tools, equipment, machinery, and surplus materials.

     Indemnity and Hold Harmless Agreement. To the fullest extent permitted by law, Contractor shall indemnify and hold harmless Owner and Owner's officers, consultants, agents and employees from and against all claims, damages, losses and expenses, including but not limited to attorney's fees, arising out of or resulting from performance of Contractor's work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by tortuous or negligent acts or omissions of Contractor, a subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by the tortuous or negligent acts or omissions of a party indemnified hereunder. Subject to Owner's obligation to make payments to Contractor in accordance with this agreement, as hereby supplemented, Contractor shall also indemnify and hold harmless Owner from and against all claims, damages, losses and expenses, including but not limited to attorney's fees, arising out of any assertion of claims for mechanics' liens by subcontractors, sub-subcontractors or material suppliers and against any assertion of security interests by suppliers of goods or materials.

     Safety Precautions and Programs. Contractor has the duty of providing for and overseeing all safety orders, precautions, and programs necessary to the reasonable safety of the work. In this connection, Contractor shall take reasonable precautions for the safety of all employees and other persons whom the work might effect, all work and materials incorporated in the project, and all property and improvements on the construction site and adjacent to the construction site, complying with all applicable laws, ordinances, rules, regulations, and orders.

     On-Site Supervision. Contractor shall have an experienced superintendent to supervise construction. The superintendent shall represent Contractor, and all communications given to the superintendent shall be as binding as if given to Contractor. The superintendent shall have the power to represent Contractor in all matters encompassed by this agreement, except as much authority may hereafter be restricted by notice in writing from Contractor to the Project Manager. The Project Manager shall have the right for reasonable cause to require Contractor to remove the superintendent and to employ a suitable replacement.

     Limited Warranty. Contractor will warrant all workmanship for the period of one (1) year after completion of the facility. The standard manufacturer's warranty or Contractor's warranty on materials, either furnished by manufacturers or by Contractor is for a period of one (1) year after date of completion of the project. Contractor will not be liable for ground settlement or damage to structure or equipment from settlement unless attributable to the failure of Contractor to perform the work in accordance with the plans and specifications or standards of sound construction. Labor to remove and replace defective equipment shall be that of the Owner's after Contractor has initially completed the work under this Agreement on site unless the defect is the fault of Contractor.


                                  SECTION IX
                      Time of Essence; Extension of Time


     All times stated in this agreement or in the Contract documents are of the essence hereof.

     The time stated in this agreement or in the Contract documents may be extended by a change order from Owner for such reasonable time as Owner may determine when in Owner's opinion Contractor is delayed in work progress by changes ordered, labor disputes, fire, prolonged transportation delays, injuries, inclement weather, or other causes beyond Contractor's control or which justify the delay.


                                  SECTION X
                                Subcontractors
     Contractor shall agree to furnish Owner with a list of names of any Subcontractors to whom contractor proposes to award the principle portions of the work to be subcontracted by Contractor.

     A Subcontractor, for the purposes of this agreement, shall be the person with whom the contractor has a direct contract for work at the project site.

     Contractor shall agree not to employ a Subcontractor to whose employment Owner reasonably objects.

     All contracts between Contractor and Subcontractor shall conform to the provisions of the Contract Documents, and shall incorporate in them the relevant provisions of this agreement.


                                  SECTION XI
                                 Arbitration


All claims and disputes relating to this agreement shall be subject to arbitration at the option of either Owner or Contractor in accordance with the arbitration rules of the American Arbitration Association for the Construction Industry then obtaining. The arbitration shall be conducted in Yuma County Illinois. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


                                 SECTION XII
                       Contractors Liability Insurance


Contractor shall purchase and maintain such insurance as will protect Contractor and Owner from claims set forth below which may arise out of or result from Contractor's operations under this agreement, whether such operation is by Contractor or by any subcontractor or by anyone for whose acts any of them may be liable:

     Claims under workers compensation, disability benefit and other similar employee benefit acts;

     Claims for damages because of bodily injury, occupational sickness or disease, or death of employees, and claims insured by usual personal injury liability coverage;

     Claims for damages because of bodily injury, sickness or disease, or death of any person other than employees and claims insured by usual personal injury liability coverage;

     Claims for damages insured by usual personal injury liability coverage which are sustained (1) by person as a result of an offense directly or indirectly related to employment of such person by Contractor, or (2) by another person;

     Claims for damages because of injury to or destruction of tangible property, including loss of use resulting therefrom;

     Claims for damages because of bodily injury or death of any person or property damage arising out of the operation, maintenance or use of any motor vehicle (including owned, not-owned and hired); and

     Claims involving contractual liability insurance applicable to Contractor's obligations under paragraph I of Section VII of this agreement.

The liability insurance shall be written on an occurrence basis and shall, where applicable, be for limits not less than $1,000,000 combined single limit bodily injury and property damage for each occurrence, $1,000,000 aggregate, and shall include contractual liability insurance as applicable to Contractor's obligations hereunder. Coverage shall include Commercial General Liability insurance including premises-operations (including explosion, collapse and underground coverage as applicable), elevators (if applicable), independent contractors, products and completed operations, and blanket liability on all written contracts, all including broad form property damage coverage and personal injury liability, with employment exclusion deleted and for not less than any limits of liability required by law. Certificates of insurance acceptable to Owner shall be filed with the Project Manager prior to commencement of the work. These certificates shall contain a provision that coverage afforded under the policies will not be canceled or modified until a least thirty (30) days' prior written notice has been given to the Project Manager. Owner shall be named as an additional insured on Contractor's public liability policy. Contractor shall provide to Owner renewal or replacement certificates to evidence the continuation of all required coverage's before the expiration or termination of any policy. Owner shall be given a waiver of subrogation against any suit by Contractor's workers compensation underwriter.

                                 SECTION XIII
                               Correction Work


     In addition to all other obligations of Contractor under this agreement, when it appears to the Project Manager during the course of construction that any work does not conform to the provisions of the Contract Documents, Contractor shall make necessary corrections so that such work will so conform, and in addition will correct any defects caused by faulty materials, equipment, or quality of performance in work, appearing within one year (1 year) from the date of final payment or within such longer period as may be prescribed by law or may be provided for by applicable special guarantees in the Contract Documents.

                                 SECTION XIV
                                 Work Changes


     Owner reserves the right to order work changes in the nature of additions, deletions, or modifications, without invalidating this agreement, and agrees to make corresponding adjustments in the contract price and in time for completion.

     All changes will be authorized by a written change order signed by Project Manager or a duly authorized officer of Owner, which shall define the change and shall set forth any change to the contract price and completion dates.

     Work shall be changed and the contract price and completion shall be modified only as set out in the written change order.

     Any adjustment in the purchase price resulting in a credit or a charge to Owner shall be determined by mutual agreement of the parties or by arbitration before starting the work involved in the change.

                                  SECTION XV
                                 Termination


     Contractor's Termination. Contractor may, on seven (7) days' written notice to Owner, terminate this agreement before the completion date specified in this agreement when for a period of ten (10) days after a progress payment is due, through no fault of Contractor, Owner fails to make the payment, unless Owner, within seven (7) days after Contractor's written notice, pays to Contractor all amounts than due that are not subject to an unresolved, bona fide dispute concerning Contractor's right to payment. On such termination, Contractor may recover from Owner payment for all work completed and for any loss sustained by Contractor for materials, equipment, tools, machinery to the extent of actual loss thereon plus loss of a reasonable profit, provided Contractor can prove such loss and damages.

     Owners Termination. Owner may, on seven (7) days' written notice to Contractor, terminate this agreement before the completion date specified in this agreement, and without prejudice to any other remedy it may have, when Contractor defaults in performance of any provision of this agreement, or fails to carry out the construction in accordance with the provisions of the Contract Documents. On such termination, Owner may take possession of the work site and finish the work in whatever way Owner deems expedient. If the unpaid balance on the contract price at the time of such termination exceeds the expense of finishing the work, Owner will pay such excess to Contractor. If the expense of finishing the work exceeds the unpaid balance at the time of termination, Contractor shall agree to pay the difference to Owner.

     On any such default by Contractor, Owner may elect not to terminate this agreement, and in such event, Owner may make good the deficiency of which the default consists and deduct the cost from the progress payment then or to become due to Contractor.

                                 SECTION XVI
                        Governing Law: Attorneys' Fees


     This agreement shall be governed and construed in accordance of Illinois law. In the event that any action is filed or any arbitration proceeding is commenced in relation to this agreement, the unsuccessful party in the action or proceeding shall pay to the successful party, in addition to all amounts the unsuccessful party may be otherwise required to pay, a reasonable sum for the successful party's attorneys' fees.

                                 SECTION XVII
                               Entire Agreement

     This agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except to the extent incorporated into this agreement.

                                SECTION XVIII
                          Modification of Agreement


     Any modification of this agreement or additional obligation assumed by either part in connection with this agreement shall be binding only if evidenced in writing and signed by each party or an authorized representative of each party.

                                 SECTION XIX
                                   Notices


     Any notice provided for or concerning this agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party as set forth at the beginning of this agreement or to such other address as a party shall hereafter specify as its notice address in a written notice to the other party.

                                  SECTION XX
                             Assignment of Rights


     The rights of each party under this agreement are personal to that party and may not be assigned or transferred to any other person, firm, corporation, or other entity without the prior, express, and written consent of the other party.

                                 SECTION XXI
                              Paragraph Headings


     The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.


                                 SECTION XXII
                 Performance of Animals and Indemnity of loss


     Owner agrees to hold Contractor harmless and indemnify Contractor from any action relative to loss of animal life due to suffocation, power failure, failure of ventilation systems or control systems or any other loss of life of animals or loss of performance relative to design or any action of the Contractor.


                                SECTION XXIII
                              Notice to proceed


     This agreement is contingent upon Owner receiving all required permits authorizations from governmental entities, satisfactory water at site, closing of property with prior owner and closing of Owner's loan providing financing for the work covered by this agreement. Upon satisfaction or waiver by Owner of these conditions, Owner agrees to provide immediate payment to Contractor for balance of down payment and provide notice to proceed. If Contractor has not received notice to proceed within 30 days from the date of this agreement, Contractor reserves the right to pass on any additional price increases to Owner at exactly the additional cost to the Contractor.


IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated below.

Dated:

                              Alliance Farms Cooperative Association



                              By:
                                               Wayne Snyder, President

Dated:

                              CENTRAL CONFINEMENT SERVICE, LTD.



                              By:
                                                 Mark Gearhart, President



                               LIST OF EXHIBITS



Exhibit "A"                        Progress Payments
Exhibit "B"                        List of facilities.
Exhibit "B-1"                      Nursery Specifications and Equipment Listing
                                   Listing

Exhibit "C"                        Escalation and options.




                                 EXHIBIT "A"
                      CCS Schedule of Progress Payments:

     (a)  Five percent (5%) of total agreement upon signature.

     (b) Five percent (5%) of total Contract amount upon notice to proceed by OWNER.

     (c) Monthly billings will be made based on the amount of material on site and completed.

     (d) The final 5% of agreement will be paid within 10 days of substantial completion** of project.

     (e) CONTRACTOR will provide any reasonable required lien waivers prior to final payment.

     Above listed payments will be due within 10 days of billing date.

     A service charge of one and one-half percent (1 1/2%) per month on the unpaid balance, or the highest rate allowed by law, will be charged on any overdue accounts. The OWNER agrees by signature to pay the above service charges on delinquent balances.

**Substantial completion is to be interpreted as completion to the point which will allow the OWNER to use the facility for the purpose intended. OWNER agrees not to populate facilities until CONTRACTOR has been paid to date and work is completed same to OWNER'S satisfaction.



                       EXHIBIT "B" List of Facilities.


BUILDINGS:

Nursery 1-3                   50'2" x 134'




          EXHIBIT "B-1" Nursery Specifications and Equipment Listing

BUILDING: FOUR IDENTICAL BUILDINGS
     50'2" x 134' Nursery facility Shallow pull plug system. 4 rooms of 24-5' x 11 decks. With special 8' cross hallway.

GENERAL SPECIFICATIONS:
  Sidewalls                        2x6'x8' framed construction on 2' centers

                                   with treated sil and sil saver.
  Trusses                          20-5-5 Pre-designed and built wooden trusses

                                   4' on centers.
  Purlins                          2 x 4 purlins on 30" centers.
  Interior ceiling                 Mill finished aluminum

  Sidewall insulation              R-19 fiberglass batt.

  Ceiling insulation               (R-30) insulation in roof areas

  Ext. sidewall sheeting           29 ga. colored steel with colored steel
                                   trims.

  Roof sheeting                    29 ga. Painted steel over 1/2" thermax-fire
                                   rated

  Attic ventilation                None-all air enters through air room to attic

  Interior divide walls            2 per building-2 x 8 T&G PVC Planking

  Interior sidewall sheeting       060 glass board with SS nails and SS trims

  Hallway walls and utility room   PPD with 3/8" backing and SS nails and trims.


CONCRETE SPECIFICATIONS:
     10" x 12" spread footer. 4" x 6" stem wall above pit. Perimeter stem wall with 3' OC vertical #3 rebar and 2 horizontal #3 rebar. Two horizontal rebar one below and one above grade. Vertical rebar to be 3' OC #3.
     Floors 3 1/2" to 4" thick Footings and pit walls and floors to be 3000PSI concrete and walk floors to be 3500PSI concrete. Wire mesh in all floor areas. All pits 24" deep with 2 pull plug per gutter one each end.

ELECTRICAL SPECIFICATIONS:  PER BUILDING
     1-150 amp main interior 30 space panel. 59 28W florescent lights 2 rows of 7 per room, three in hallway. On 100 wat mcgill light in air room. 4 120V receptacles at Owner's option and 2-220V receptacles at Owner's option. Other electrical to ventilation, heaters and feed systems as required. All electrical in carlon or equal.

PLUMBING SPECIFICATIONS:
     All plumbing to be PVC. Pressure power washer line. Three floor drains in utility room and three in Air inlet room.

EQUIPMENT LISTINGS:  quantities per building



WORK ROOM ITEMS

Fiberglass utility sink and Hardware                             1

3KW electric heater with                                         1
thermostat for utility room

BUILDING

Air Chamber Package                                              1

Loadout Covered                                                  1
RF PVC Planking                                               1561
RF PVC Channel                                                 286
PVC Wall Silicone                                               36
Metal Wind Braces                                               70
SF 1/2" Roof Insulation                                       7654
Roof Insulation Fasteners                                     7654
Longer Roof Screws                                            7654

DECKS, FLOORING, FEEDERS AND ACC.
SF Double LL Plastic Flooring                                 5280
SF CCS Painted Floor supports                                 5280
RF CCS Painted Horizontal Penning                             1008
W / Anchors
Portable Crowd Panel                                             1
Lean machine feeders                                            48
Creep Mats W/3/4" Lip                                           96
SS 24" Double Pinchspring Waterer                              104
Lixit Nipples                                                  208

CURTAIN & HARDWARE-AIR ROOM
Super Polylite Curtain                                          50
Curtain Installation kit                                         1
1/8" SS curtain cable                                           50
red pulleys                                                     11
Azuma nuts                                                      11
1/2" conduit                                                    50
1/8" white rope                                                116
3/16 black rope                                                300
Top 4 1/2" Open I-hooks                                          8
Top 5" Closed I-hooks                                           13
Bottom 6" Open I-hooks                                          13
Birdnetting                                                     50
Handwinches                                                      1
Handwinch brackets                                               1
Garage Door Spring and accessories                               1
Anti-cable twist balls                                           2
Fans, controls and heaters
MF Control                                                       4
MF Temp Sensors                                                 12
MF Backup Heater Thermostat                                      4
MF Backup Fan Thermostat                                         4
MF16 W/Hood                                                      4
MF24 W/Hood                                                      4
MF24 W/Hood                                                      8
Double LL C2000 Ceiling Inlets                                  32
Double LL C1000 Ceiling Inlets                                   1
Detroit Radiant Heat Systems                                     4
Interior Gas Lines                                             100

Two GSI M300 Twin Tandem Feed                                    1
Sytems
Four 10.67T Tanks
Includes Telescopic Detachable Feed
Tubes

PLUMBING

One 1" Fire Hose W/Valve For
Recharge Per Room
One Water Filter Per Room

One Pressure Regulator Per Room

One Soaker Line W/Six Nozzles Per
Room
One Medicator Manifold
W/Medicator Per Building

3/4" Black Pressure Washer Line                                273
Pressure Drops W/Disconnects                                     8
Fittings & Mounting Hardware                                     1

DOORS

Interior doors with 20 x 20 glass                                4
with barn latch
Exterior doors to air room                                       2
with barn latch
Exterior doors with locksets                                     6


                    EXHIBIT "B-4" General Specifications.


LUMBER All #2 or equal DF, HF or SYP.  All treated #2 SYP.

FASTENERS  All interior and exterior sheeting to be attached with screws.

MAIN WATER LINES.  By Owner to facilities.

SEWER LINES-All sewer lines under and between buildings furnished up to a maximum of 600 1f of sewer line outside of buildings.

FENCE-Not in contract

LOADING CHUTES EACH.  One 3' x 20' enclosed loadout shute per nursery building.

CENTRAL ALARM SYSTEM-Central Confinement Service, Ltd. will attache the controls from the buildings to the Nursery office existing RCM-40 and phone dialer. Contractor will attach lines between buildings to office allowance of distance of underground cable is 600lf.



                     EXHIBIT "C" Escalation and Options.

ESCALATION:
Lumber costs in this agreement are based on the Random Lengths prices published 10/25/96 per grade and species.

CCS will credit or charge for any variation of 10% or more, plus or minus based on lumber costs in effect at time of delivery.

OPTIONS:

Deductions:

Owner may deduct from this agreement $9,790.00 for use of Tri-ply ceilings in lieu of Aluminum ceilings in all nurserys.

Owner may deduct from this Agreement $1,175 for use of painted steel ceilings in lieu of Aluminum Ceilings.

Owner may deduct from this agreement $3,065 for use of galvanized steel roofs in lieu of painted steel roofs on all buildings.


Additions:

Owner may add to this agreement $584 for water meters in each building.

Owner may add to this agreement $597 for the addition of each emergency door that would automatically open on power failure.